Exhibit 99.1

FOR IMMEDIATE RELEASE

Andrea Lashnits

Quovadx, Inc.

720-554-1246

andrea.lashnits@quovadx.com

QUOVADX ANNOUNCES SETTLEMENT OF UNITED STATES SECURITIES

AND EXCHANGE COMMISSION INVESTIGATION; NO PENALTY

ASSESSED

GREENWOOD VILLAGE, CO, July 17, 2007 – Quovadx, Inc. (Nasdaq: QVDX), today announced that it has reached a settlement agreement with the Securities and Exchange Commission (SEC) resolving an administrative cease-and-desist proceeding filed today against the Company in connection with the SEC’s investigation of the financial results of the Company for 2002 and 2003. In April 2004, the Company announced that the SEC had begun a formal investigation in connection with transactions entered into in 2002 and 2003. This settlement agreement concludes that investigation.

There is no financial penalty associated with the settlement by the Company. Under the terms of the settlement agreement, Quovadx has agreed, without admitting or denying the Commission’s findings (except as to the SEC’s jurisdiction), to cease and desist from committing or causing any violations and any future violations of certain provisions of the United States securities laws. The SEC’s action concerns events that allegedly occurred in 2002, 2003 and 2004, under prior management. Quovadx previously disclosed that on September 29, 2006, Quovadx offered to enter into a settlement with the SEC to settle the SEC’s investigation, and that the settlement, if approved, would not involve any financial penalty.

As the Company has previously announced, the Company has entered into an agreement for a merger with affiliates of Battery Ventures VII, L.P. Under the terms of the agreement, the Company’s shareholders will be entitled to receive $3.20 per share for each share of the Company’s stock. As the Company also has previously announced, the stockholder vote on the proposed transaction will take place at a special meeting of the Company’s stockholders scheduled for 9 A.M., local time, on July 18, 2007, at Harlequin Plaza, North Building First Floor Conference Room, Greenwood Village, Colorado 80111.

Additional Information about the Merger and Where to Find It

This communication refers to the proposed merger transaction involving Quovadx, Inc. and Battery Ventures. In connection with the transaction, Quovadx, Inc. has filed a definitive proxy statement with the SEC. Quovadx stockholders are urged to read the proxy statement carefully and in its entirety because it contains important information about the proposed transaction. The definitive proxy statement was mailed to Quovadx stockholders on or about June 18, 2007. In addition, the proxy statement and other documents are available free of charge from the SEC Internet Web site, www.sec.gov. The proxy statement and other pertinent documents also may be obtained for free at Quovadx’s web site, www.investors.quovadx.com or by contacting Rebecca Winning via email at rebecca.winning@quovadx.com, or by phone at 720-554-1346. Quovadx directors, officers, other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Quovadx’s directors and executive officers is detailed in its annual reports on Forms 10-K, and 10-K/A previously filed with the SEC, and the definitive proxy statement on Form 14A filed with the SEC on June 18, 2007.

About Quovadx

Quovadx (Nasdaq: QVDX) offers software and services for software system development, extension, and integration to enterprise customers worldwide. Quovadx has two divisions, including the Integration Solutions division (ISD), which offers private and public healthcare and healthcare IT organizations software infrastructure to facilitate system interoperability and leverage existing technology, and, the Rogue Wave Software division, which provides reusable software components and services for enterprise-class application development and high-performance SOA. On June 18, 2007, Quovadx, Inc. filed with the SEC a definitive proxy related to a proposed merger with Quartzite Holdings, Inc., a wholly owned subsidiary of Battery Ventures VII, L.P. Detailed information about Quovadx and the proposed merger is available on the Company’s website at www.Quovadx.com.